SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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      (as permitted by Rule 14a-6(e)(2))

Redback Networks

(Name of Registrant as Specified In Its Charter)

--Enter Company Name Here--

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

April 6, 2001

Dear Stockholder:

          You are cordially invited to attend the annual meeting of stockholders of Redback Networks Inc., which will be held at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, California, 95035-7910 on Wednesday, May 16, 2001, at 10:00 a.m.

          Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of annual meeting of stockholders.

          It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of Redback is important. YOU MAY VOTE YOUR SHARES BY:

—	casting your vote via the Internet at the Web site listed on your proxy card;

—	dialing the telephone number indicated on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

—	marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

          You may also vote in person at the annual meeting, even if you use any of the three options above. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of March 19, 2001 and bring that evidence to the annual meeting.

          On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Redback. We look forward to seeing you at the annual meeting.

Sincerely,

Vivek Ragavan
Director, Chief Executive Officer
and President

REDBACK NETWORKS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2001

          You are invited to attend the annual meeting of stockholders of Redback Networks Inc. (“Redback”) that will be held at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, California, 95035-7910 on Wednesday, May 16, 2001, at 10:00 a.m. At the meeting we will:

1.	Elect the members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.	Vote to amend Redback’s 1999 Stock Incentive Plan:

-	to increase the number of shares of Redback common stock reserved for issuance under the 1999 Stock Incentive Plan from 16,000,000 shares to 18,000,000 shares; and

-
to change the number of shares of Redback common stock by which the share reserve for the 1999 Stock Incentive Plan will automatically increase on an annual basis from the lesser of 10,000,000 shares or 5% of the total number of shares of Redback common stock outstanding at the time of the increase to 10,000,000 shares of Redback common stock;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent accountants for the fiscal year ending December 31, 2001; and

4.	Transact any other business as may properly come before the meeting.

          These items of business are described in detail in the proxy statement.

          Only stockholders of record at the close of business on March 19, 2001 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Redback’s facility located at 250 Holger Way, San Jose, California, 95134 during ordinary business hours for the ten-day period prior to the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

          We look forward to seeing you at the meeting.

Sincerely,

Vivek Ragavan
Director, Chief Executive Officer
and President
San Jose, California
April 6, 2001

REDBACK NETWORKS INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2001

          The Board of Directors of Redback Networks Inc. is soliciting proxies for the 2001 annual meeting of stockholders. The proxy materials are being mailed to stockholders as part of this package. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

          Our principal executive offices are located at 250 Holger Way, San Jose, California, 95134. Our telephone number is (408) 571-5000.

          Redback will pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Redback, without additional compensation, personally or by telephone.

Q:	What is the purpose of the meeting?

A:	At the annual meeting the stockholders will consider and vote on the proposals that are described in detail in this proxy statement.

Q:	Who can vote at the meeting?

A:
The Board set March 19, 2001, as the record date. All stockholders who owned Redback common stock on March 19, 2001 are entitled to vote at the annual meeting. On March 19, 2001 there were approximately 152,008,657 shares of common stock outstanding entitled to vote (excluding 2,440,526 shares issuable upon exchange for our subsidiary’s exchangeable shares). Each stockholder is entitled to one vote for each share of common stock held on March 19, 2001.

Q:	Who will count the votes?

A:	The inspector of elections appointed for the meeting will count all votes. Votes for and against the proposals and abstentions and broker non-votes will be counted separately.

Q:	How many votes are required to hold the meeting?

A:
A majority of Redback’s outstanding shares entitled to vote as of the record date must be present at the meeting in order to hold the meeting and conduct business. Your shares are counted as present at the meeting if you:

—	are present and vote in person at the meeting; or

—	have properly submitted a proxy card or voted over the telephone or the Internet.

          In determining if there is a quorum, abstentions and broker non-votes will be counted as present.

Q:	What proposals will be voted on at the meeting?

A:	The stockholders will vote on three proposals at the meeting:

—	Election of the Board of Directors;

—	Amendments to the 1999 Stock Incentive Plan; and

—	Ratification of PricewaterhouseCoopers, LLP as our independent accountants.

Q:	What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the seven individuals receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Proposals 2 and 3 require the “FOR” vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and therefore will not have an effect on the outcome.

Q:	How are votes counted?

A:	You may vote either “FOR” or “AGAINST” each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

Whether or not you are able to attend the annual meeting, you are urged to complete and return the proxy. Your proxy will be voted as you direct on your proxy. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each director nominee, “FOR” the amendment to the 1999 Stock Incentive Plan and “FOR” ratification of PricewaterhouseCoopers, LLP as independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker’s name, your shares will not be counted in the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Shares of common stock may not be voted cumulatively.

Q:	Can I change my vote after I return my proxy?

A:
You may revoke or change your proxy at any time before the annual meeting. Just send a written notice of revocation or another signed proxy with a later date to Redback’s corporate secretary at our principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming that you were the beneficial owner as of the record date.

Q:	Who pays for solicitation of proxies?

A:
Redback will bear the entire cost of solicitation, including the preparation and mailing of this proxy statement, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. Redback may reimburse the costs of these persons of forwarding the solicitation materials. There may be additional solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Redback. They will not be paid for any such services.

Redback has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. Georgeson will receive a fee of approximately $8,000 plus out-of-pocket expenses, which will be paid by Redback.

Q:	What are Redback’s voting recommendations?

A:
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment to the 1999 Stock Incentive Plan and “FOR” the ratification of PricewaterhouseCoopers, LLP as our independent accountants.

Q:	Where can I find the voting results?

A:	Preliminary results will be available at the annual meeting. Final results will be included in Redback’s first 10-Q filed after the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

          We currently have nine members on our Board of Directors. Proxy holders will vote for the seven nominees listed below. Their ages as of December 31, 2000, their positions and offices held with Redback and certain biographical information are also set forth below. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee selected by the present Board of Directors to fill the vacancy. At this time, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The seven individuals receiving the highest number of “FOR” votes will be elected directors of Redback.

Name	Age	Position
Vivek Ragavan	48	Director, Chief Executive Officer and President
Pierre R. Lamond	70	Director, Chairman of the Board
Gaurav Garg	35	Director, Senior Vice President
Promod Haque	52	Director
Vinod Khosla	45	Director
William Kurtz	43	Director
Daniel J. Warmenhoven	50	Director

          Vivek Ragavan has served as President and Chief Executive Officer and as a member of the Board of Directors of Redback since July 2000. From March to July 2000, Mr. Ragavan served as President and Chief Operating Officer and as a director of Redback. Mr. Ragavan served as the President and Chief Executive Officer of Siara Systems, Inc. from February 1999 to March 2000. Prior to that time, from February 1996 to February 1999, Mr. Ragavan was President of the Residential Broadband Group of ADC Telecommunications, Inc., a telecommunications equipment company. From November 1991 to February 1996, Mr. Ragavan served as Vice President of Engineering at General Instrument, a telecommunications equipment company. Mr. Ragavan holds a BS in Electrical Engineering from Northwestern University and an MS in Electrical Engineering from Cornell University.

          Pierre R. Lamond has served as Redback’s Chairman of the Board since November 1996. Mr. Lamond has been a partner with Sequoia Capital, a venture capital firm, since 1981. He is currently the Chairman of Vitesse Semiconductor, a semiconductor company. Additionally, Mr. Lamond serves on the board of a number of private companies. Prior to joining Sequoia, Mr. Lamond was a founder and technical director of National Semiconductor and the general manager of its Integrated Circuit Division. Mr. Lamond holds an MS in Electrical Engineering from Northeastern University and an MS in Physics from Toulouse University.

          Gaurav Garg has served as Redback’s Senior Vice President of Product Management since December 2000. Mr. Garg was a founder of Redback and has served Redback in various positions since August 1996, including Senior Vice President of Corporate Strategy and Business Development. From October 1994 to August 1996, Mr. Garg held various positions at Bay Networks, Inc., including Principal Engineer and Staff Engineer. Mr. Garg holds a BS and MS in Electrical Engineering and a BS in Computer Science from Washington University.

          Promod Haque has served as a Redback director since March 2000. Mr. Haque joined Norwest Venture Partners in November 1990 and is currently Managing Partner of Norwest Venture Partners VII, and NVP VIII, which is the general partner of Norwest Venture Partners VI, and General Partner of Norwest Equity Partners V and IV. Mr. Haque currently serves as a director of Extreme Networks Inc., Primus Knowledge Solutions Inc., PSS Inc. and several privately held companies. Mr. Haque holds a BS in Electrical Engineering from the University of Delhi, India, an MS and PhD in Electrical Engineering from Northwestern University and an MM from the J.L. Kellogg Graduate School of Management, Northwestern University.

           Vinod Khosla has served as a Redback director since March 2000. Mr. Khosla has been a General Partner with the venture capital firm of Kleiner Perkins Caufield & Byers from February 1986 to the present. Mr. Khosla was a co-founder of Daisy Systems and the founding Chief Executive Officer of Sun Microsystems, Inc. Mr. Khosla also serves on the boards of Juniper Networks Inc., Qwest Communications International Inc., Zaplet Inc. plus several other private companies. He has a BSE from the Indian Institute of Technology in New Delhi.

          William Kurtz has served as a Redback director since October 1999. Mr. Kurtz has served as Executive Vice President and Chief Financial Officer of Scient Corporation since August 1998. Before joining Scient, Mr. Kurtz served in various capacities at AT&T from July 1983 to August 1998, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Mr. Kurtz is a certified public accountant and received a BS in Accounting from Rider University and a MS in Management from the Stanford University Graduate School of Business.

          Daniel J. Warmenhoven has served as a Redback director since January 1998. Mr. Warmenhoven has been Chief Executive Officer and a director of Network Appliance Inc., a network data storage devices company, since October 1994. He also currently serves on the board of a private company. Prior to joining Network Appliance, Mr. Warmenhoven served as Chairman, President and Chief Executive Officer of Network Equipment Technologies. Mr. Warmenhoven holds a BS in Electrical Engineering from Princeton University.

Board of Director Meetings

          During the fiscal year ended December 31, 2000, the Board of Directors held 12 meetings and acted by written consent in lieu of a meeting on two occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. In 2000, the Board of Directors had two standing committees: the audit committee and the compensation committee. In 2001 the Board formed a nominating committee.

Committees of the Board of Directors

          During the fiscal year ended December 31, 2000, the audit committee of the Board of Directors held five meetings and did not act by written consent in lieu of a meeting on any occasion. The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Redback’s accountants, the scope of the annual audits, fees to be paid to Redback’s accountants, the performance of Redback’s accountants and the accounting practices of Redback. The audit committee meets independently with our independent accountants and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee Charter. The audit committee operates under a written charter adopted by the Board of Directors of Redback, a copy of which is attached as Appendix A to this proxy statement. The current members of the audit committee are Messrs. Haque, Kurtz and Lamond.

          During the fiscal year ended December 31, 2000, the compensation committee of the Board of Directors held one meeting and acted by written consent in lieu of a meeting on 14 occasions. The compensation committee reviews the performance of Redback’s executive officers, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan. The current members of the compensation committee are Messrs. Khosla and Warmenhoven.

          In 2001 the Board formed a nominating committee. The current members of the nominating committee are Messrs. Khosla, Lamond, Ragavan and Warmenhoven.

Director Compensation

          Except for grants of stock options, our directors generally do not receive compensation for services provided as a director. We also do not pay compensation for committee participation or special assignments of the Board of Directors.

          Non-employee Board members are eligible for option grants pursuant to the provisions of the 1999 Directors’ Option Plan. Under the 1999 Directors’ Option Plan, each individual who first becomes a non-employee Board member after the date of our initial public offering will be granted an option to purchase 100,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of Redback. In addition, at each annual meeting of stockholders, each non-employee Board member will receive an additional option grant to purchase 40,000 shares of common stock, whether or not such individual has been in the prior employ of Redback. However, a director will not receive the initial 100,000-share grant and an annual 40,000-share grant in the same calendar year. The option price for each option grant under the 1999 Directors’ Option Plan will be equal to the fair market value per share of common stock on the automatic grant date. Each option grant made to date is fully exercisable at grant for fully vested shares. Pursuant to the 1999 Directors’ Option Plan, each of Messrs. Haque, Khosla, Kurtz, Lamond and Warmenhoven will be granted options to purchase 40,000 shares of common stock on the date of the annual meeting in 2001.

          Directors are eligible to receive options and be issued shares of common stock directly under the 1999 Stock Incentive Plan. Directors who are also Redback employees are eligible to participate in Redback’s Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL 2

AMENDMENT OF 1999 STOCK INCENTIVE PLAN

Existing Share Reserve for the 1999 Stock Incentive Plan.

          The Board of Directors adopted our 1999 Stock Incentive Plan on March 3, 1999. The stockholders also approved this plan. The following description of the Stock Incentive Plan share reserves reflects two-for-one stock splits in August 1999 and April 2000. We originally reserved 10,000,000 shares of our common stock for issuance under the 1999 Stock Incentive Plan. Any shares that were not issued under our 1997 Stock Plan on the date of our initial public offering also became available under the 1999 Stock Incentive Plan. On January 1 of each year, starting with the year 2000, the number of shares in the reserve automatically increases. Under the plan as originally adopted, the increase was equal to 5% of the total number of shares of common stock that are outstanding at the time of the increase or, if less, 6,000,000 shares. In March 2000, the stockholders approved an increase in the reserve to 16,000,000 shares and an increase in the automatic annual increase to 5% of the total number of shares of common stock that are outstanding at the time of the increase or, if less, 10,000,000 shares. In general, options or shares awarded under the 1999 Stock Incentive Plan or the 1997 Stock Plan that are forfeited again become available for awards under the 1999 Stock Incentive Plan. After taking into effect the January 1, 2001 automatic annual increase, the number of shares authorized under the 1999 Stock Incentive Plan totaled approximately 29.7 million shares.

Proposed Increase in Share Reserve for 1999 Stock Incentive Plan

          We are asking our stockholders to approve an increase in the number of shares available for issuance under the 1999 Stock Incentive Plan. Under the proposed amendment of the plan, the basic reserve would increase by 2,000,000 shares, from 16,000,000 shares to 18,000,000 shares of Redback common stock. We are also asking for a change to the automatic annual increase provisions, eliminating the cap of 5% of the total number of shares outstanding at the time of the increase. We are asking the stockholders to approve the following: on January 1 of each year, starting with the year 2002, the number of shares in the reserve would automatically increase by 10,000,000 shares.

          Stock options closely align our employees’ interests with those of our stockholders. Stock option grants are a powerful tool in recruiting and retaining employees with highly valuable skill sets, which is particularly critical to the company’s success. And, because we are developing cutting edge products, there is a limited pool of qualified applicants and significant competition seeking to hire these skilled individuals. We have been successful in hiring the best people, but we need to retain those employees to ensure our future success. Since the last annual meeting, the number of employees has doubled from about 600 employees in March 2000 to approximately 1,200 employees in March 2001.

          The additional shares are needed to motivate our employees. Because options vest over time, as the employees create value for the stockholders, they have an incentive to remain with the company to realize the gain as their options vest.

Summary of other 1999 Stock Incentive Plan Terms

          Administration.    The compensation committee of our Board of Directors administers the 1999 Stock Incentive Plan. The committee has complete discretion to make all decisions relating to the interpretation and operation of our 1999 Stock Incentive Plan. The committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The compensation committee may also reprice outstanding options and modify outstanding awards in other ways.

          Eligibility.    The following groups of individuals are eligible to participate in the 1999 Stock Incentive Plan:

—	employees;

—	members of our Board of Directors who are not employees; and

—	consultants.

          As of March 1, 2001, seven non-employee directors and approximately 1,200 employees were eligible to participate in the plan.

          Types of Award.    The 1999 Stock Incentive Plan provides for the following types of awards:

—	incentive stock options to purchase shares of our common stock;

—	nonstatutory stock options to purchase shares of our common stock; and

—	restricted shares of our common stock.

          Options.    An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. The exercise price for incentive stock options granted under the 1999 Stock Incentive Plan may not be less than 100% of the fair market value of our common stock on the option grant date. In the case of nonstatutory stock options, the minimum exercise price is 30% of the fair market value of our common stock on the option grant date.

           Optionees may pay the exercise price by using:

—	cash;

—	shares of common stock that the optionee already owns;

—	a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

—	an immediate sale of the option shares through a broker designated by us; or

—	a loan from a broker designated by us, secured by the option shares.

          Options vest at the time or times determined by the compensation committee. In most cases, our options vest over the four-year period following the date of grant. Options generally expire 10 years after they are granted, except that they typically expire earlier if the optionee’s service terminates earlier. The 1999 Stock Incentive Plan provides that no participant may receive options covering more than 4,000,000 shares in the same year, except that a newly hired employee may receive options covering up to 8,000,000 shares in the first year of employment.

          Restricted Shares.    Restricted shares may be awarded under the 1999 Stock Incentive Plan in return for:

—	cash;

—	a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

—	services already provided to us; and

—	in the case of treasury shares only, services to be provided to us in the future.

          Restricted shares vest at the time or times determined by the compensation committee.

          Change in Control.    If a change in control of Redback occurs, an option or restricted stock award under the 1999 Stock Incentive Plan will vest on an accelerated basis only to the extent determined by the compensation committee. However, if the surviving corporation fails to assume the option or award and fails to replace it with a comparable award, then the option or award will become fully vested. A change in control includes:

—	a merger of Redback after which our own stockholders own 50% or less of the surviving corporation, or its parent company;

—	a sale of all or substantially all of our assets;

—	a proxy contest that results in the replacement of more than one-half of our directors over a 24-month period; or

—	an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Redback, such as a holding company owned by our stockholders.

          Amendment or Termination.    Our Board may amend or terminate the 1999 Stock Incentive Plan at any time. If our Board amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The 1999 Stock Incentive Plan will continue in effect indefinitely, unless the Board decides to terminate the plan.

          New Plan Benefits.    Awards under the 1999 Stock Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the plan. To date, no grants have been made under the 1999 Stock Incentive Plan with respect to the additional shares that are subject to the approval of the stockholders.

Federal Income Tax Consequences of Options.

          The following is a brief summary of the effect of federal income taxation on the optionee and the Company with respect to the grant and exercise of options and the disposition of stock acquired upon such exercises under the 1999 Stock Incentive Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside. The Company advises all eligible employees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises under the 1999 Stock Incentive Plan.

          Neither the optionee nor we incur any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply, and we receive no deduction when an incentive stock option is exercised. Upon exercising a nonstatutory stock option, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise, and we ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when a nonstatutory stock option is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the option. The tax treatment of a disposition of option shares acquired under the 1999 Stock Incentive Plan depends on how long the shares have been held and on whether the shares were acquired by exercising an incentive stock option or by exercising a nonstatutory stock option. We are not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

          The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent accountants for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

          Shareholder ratification of the selection of PricewaterhouseCoopers LLP as Redback’s independent accountants is not required by Redback’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Redback’s and its stockholders’ best interests.

          PricewaterhouseCoopers LLP has audited Redback’s financial statements since 1996. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS REDBACK’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

          The following table sets forth the beneficial ownership of Redback common stock as of February 26, 2001, except where otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of the company’s directors and the executive officers named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

          Except as otherwise indicated, based on information furnished by such owners we believe that the beneficial owners of the common stock listed below have sole voting and investment power with respect to such shares. Except as otherwise indicated, the percentage of beneficial ownership for the following table is based on 154,100,989 shares of common stock outstanding as of February 26, 2001, including 2,440,526 shares issuable upon exchange for our subsidiary’s exchangeable shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options currently exercisable within 60 days February 26, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Redback Networks Inc., 250 Holger Way, San Jose, California, 95134.

Name and Address	Number of Shares of Common Stock Beneficially Owned as of February 26, 2001	Percentage of Shares of Common Stock Outstanding
Vivek Ragavan(1)	2,826,482	1.8%
Pierre R. Lamond(2)	3,893,432	2.5%
Dennis J. Barsema(3)	1,749,584	1.1%
James R. Flach(4)	737,384	*
Gaurav Garg(5)	1,783,324	1.2%
Promod Haque(6)	3,328,082	2.2%
Vinod Khosla(7)	10,335,591	6.7%
William Kurtz(8)	104,964	*
Daniel J. Warmenhoven(9)	340,000	*
Craig Gentner(10)	67,498	*
Randall J. Kruep(11)	372,693	*
Pankaj Patel(12)	1,315,397	*
Lars Rabbe(13)	12,499	*
Kevin Q. Smith(14)	41,666	*
All executive officers and directors as a group (16 persons)(15)	26,925,562	17.4%

Other 5% Stockholders

FMR Corporation(16)	22,967,415	14.9%
82 Devonshire Street
Boston, MA 02109

Entities affiliated with Kleiner Perkins Caufield & Byers(17)	9,899,888	6.4%
2750 Sand Hill Road
Menlo Park, CA 94025

Entities affiliated with Putnam Investments, Inc.(18)	9,085,986	5.9%
One Post Office Square
Boston, MA 02109

*	Represents beneficial ownership of less than 1%.
(1)
Includes 1,188,835 shares owned individually by Mr. Ragavan, 1,636,187 shares owned by the Ragavan Family 2000 Living Trust and 1,460 shares owned by the 2000 Children’s Trust, u/a/d September 27, 2000.

(2)
Includes 11,810 shares and options immediately exercisable for 140,000 shares owned individually by Mr. Lamond, 339,744 shares owned by the Pierre R. and Christine E. Lamond Trust dated November 22, 1985, 219,504 shares held in the David A. Lamond Trust dated November 16, 1992, 3,008,284 shares held by Sequoia Capital VII and 174,090 shares held by Sequoia Technology Partners VII. Mr. Lamond disclaims beneficial ownership of the shares held by Sequoia Capital VII and Sequoia Technology Partners VII, except to the extent of his pecuniary interest therein.

(3)	Includes 1,714,584 shares and options to purchase 35,000 shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(4)	Includes 597,384 shares and options immediately exercisable for 140,000 shares.
(5)	Includes 1,765,824 shares and options to purchase 17,500 shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(6)
Includes 159,697 shares and options immediately exercisable for 100,000 shares owned individually by Mr. Haque, 2,963,554 shares owned by Norwest Venture Partners VII, L.P. and 104,831 shares owned by the Haque Family Partnership. Mr. Haque disclaims beneficial ownership of the shares held by Norwest Venture Partners VII L.P., except to the extent of his pecuniary interest therein.

(7)
Includes 331,552 shares and options immediately exercisable for 100,000 shares owned individually by Mr. Khosla, 4,151 shares owned by the Khosla Family Trust, 9,357,683 shares held Kleiner Perkins Caufield & Byers VIII, and 542,205 shares held by KPCB VIII Founders Fund L.P. Mr. Khosla disclaims beneficial ownership of the shares held by Kleiner Perkins Caufield & Byers VIII and KPCB VIII Founders Fund L.P., except to the extent of his pecuniary interest therein.

(8)	Includes 164 shares and options immediately exercisable for 104,800 shares.
(9)	Includes 300,000 shares and options immediately exercisable for 40,000 shares.
(10)	Options to purchase shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(11)
Includes 260,695 shares and options to purchase 99,998 shares which are presently exercisable or will become exercisable within 60 days of February 26, 2001 owned individually by Mr. Kruep, 4,000 shares owned by the Julia Kruep Trust dated May 14th, 1999, 4,000 shares owned by the Andrew Kruep Trust dated May 14th, 1999 and 4,000 shares owned by the Christian Kruep Trust dated May 14th, 1999.

(12)	Includes 1,309,148 shares and options to purchase 6,249 shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(13)	Options to purchase shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(14)	Options to purchase shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(15)	Includes 26,003,686 shares and options to purchase 921,876 shares, which are presently exercisable or will become exercisable within 60 days of February 26, 2001.
(16)
Includes 21,345,005 shares beneficially owned by Fidelity Management & Research Company, 1,203,910 shares beneficially owned by Fidelity Management Trust Company, and 418,500 shares beneficially owned by Fidelity International Limited. The 21,345,005 shares beneficially owned by Fidelity Management & Research Company includes 142,178 shares resulting from the assumed conversion of $27,118,000 principal amount of Redback 5% Convertible Subordinated Notes due April 1, 2007.

(17)	Includes 9,357,683 shares beneficially owned by KPCB VIII Associates, L.P. and 542,205 shares beneficially owned by KPCB VIII Founders Fund, L.P.
(18)	Includes 7,262,264 shares beneficially owned by Putnam Investment Management, LLC and 1,823,722 shares beneficially owned by The Putnam Advisory Company, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

          The members of the Board of Directors, the executive officers and persons who hold more than 10% of Redback’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Redback’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that Redback received from such persons for their 2000 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, Redback believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that the October 1999 and November 1999 Forms 4 for James R. Flach, a director of Redback, which reported two separate fund distributions and subsequent sales, were filed late and the October 2000 Form 4 for Promod Haque, which reported fund distributions, was filed late.

Compensation Committee Report

          The compensation committee of Redback’s Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and certain other executive officers of Redback and to administer Redback’s 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Directors’ Option Plan and 2001 Employee Option Plan. In addition, the compensation committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and certain other executive officers. The compensation committee is composed of two non-employee directors and regularly evaluates the effectiveness of the compensation program in linking performance and executive pay. Additionally, the compensation committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

          For the fiscal year ended December 31, 2000, the process utilized by the compensation committee in determining executive officer compensation levels was based on the subjective judgment of the compensation committee. Among the factors considered by the compensation committee were the recommendations of the Chief Executive Officer with respect to the compensation of Redback’s key executive officers. However, the compensation committee made the final compensation decisions concerning such officers.

          General Compensation Policy.    The objective of Redback’s executive compensation program is to align executive compensation with Redback’s long and short-term business objectives and performance. Additionally, it is imperative that executive compensation enable Redback to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of Redback. The following specific strategies are utilized to guide Redback’s executive compensation decisions:

—	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of Redback.

—
Pay for Performance.    If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

—
Compensate Competitively.    Redback compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

          During 2000, Redback’s executive compensation program included these key elements:

—	Base Salary. Redback establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries.

—
Cash-Based Incentives.    During 2000, seven executives of Redback received cash-based incentives based upon the achievement of goals pertaining to revenue performance and other criteria. Each year the cash-based incentive goals are reevaluated and new performance objectives are established reflecting Redback’s business plan and financial goals.

—
Equity-Based Incentives.    Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the compensation committee considers the grant to executives of stock option awards. The compensation committee believes that stock options provide added incentive for executives to influence the strategic direction of Redback and to create and grow value for customers, stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives’ continued employment with Redback. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

          CEO Compensation.    Mr. Ragavan joined Redback on completion of the merger with Siara Systems on March 7, 2000 and became the Chief Executive Officer and President of Redback in July 2000. The annual base salary paid by Redback to Mr. Ragavan in 2000 was $263,453. The compensation committee felt that Mr. Ragavan’s salary was justified given the growth of Redback and Mr. Ragavan’s responsibilities. The remaining components of the Chief Executive Officer’s 2000 fiscal year incentive compensation were entirely dependent upon Redback’s performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as the other executives.

          Tax Limitation.    Under the Federal tax laws, a publicly-held company such as Redback will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under Redback’s 1999 Stock Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year.

          Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to Redback’s executive officers for the fiscal year ended December 31, 2001, will exceed the $1 million limit per officer, the compensation committee will defer any decision on whether to limit the dollar amount of all other compensation payable to Redback’s executive officers to the $1 million cap.

Compensation Committee

Vinod Khosla
Daniel J. Warmenhoven

Compensation Committee Interlocks and Insider Participation

          The compensation committee of Redback’s Board of Directors was formed in September of 1998. Beginning in April 2000 the members of the compensation committee were Messrs. Khosla and Warmenhoven. Neither of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2000 requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

Executive Compensation

          The following table sets forth the compensation, for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998, earned by Redback’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of the fiscal year ended December 31, 2000, and the compensation of Mr. Barsema, who served as Redback’s Chief Executive Officer until July 2000.

Summary Compensation Table

Name and Principal Position						Long-Term Compensation Awards
		Annual Compensation				Securities Underlying Options(#)
	Year	Salary($)		Bonus($)
Vivek Ragavan(1) President, Chief Executive Officer and Director	2000	$263,453		$ 150,000		—

Dennis L. Barsema(2) Former President, Chief Executive Officer and Director	2000 1999 1998	150,802 225,000 180,000		— 100,000 90,000		180,000 — —

Gaurav Garg Senior Vice President of Product Management	2000 1999 1998	170,000 120,000 120,000		— 30,000 —		240,000 — 300,000

Craig M. Gentner(3) Former Senior Vice President of Finance, Chief Financial Officer and Corporate Secretary	2000 1999	200,000 45,000	(4)	100,000 —		50,000 500,000

Randall J. Kruep(5) Former Senior Vice President of Worldwide Sales	2000 1999 1998	125,000 125,000 90,000		344,219(6) 295,000(6) 135,442	(6)	290,000 — 300,000

Pankaj Patel(7) Senior Vice President of Engineering	2000	186,439		75,000		225,000

(1)
Mr. Ragavan joined Redback in March 2000 when Siara Systems, Inc. was acquired by Redback and became CEO in July 2000. Amounts listed on this table represent the compensation Mr. Ragavan received in 2000 from Redback only.

(2)	Mr. Barsema resigned as CEO from Redback effective July 2000.
(3)	Mr. Gentner resigned as an executive officer effective January 2001.
(4)	Mr. Gentner joined Redback in October 1999. This amount represents the total amount of compensation Mr. Gentner received in 1999. Mr. Gentner’s annualized salary for 1999 was $200,000.
(5)	Mr. Kruep resigned as an executive officer effective February 2001.
(6)	This amount represents both bonus and commission income.
(7)	Mr. Patel joined Redback in March 2000 when Siara Systems, Inc. was acquired by Redback. Amounts listed on this table represent the compensation Mr. Patel received in 2000 from Redback only.

Option Grants in Last Fiscal Year

          The following table contains information concerning the stock option grants made to each of the named officers for the fiscal year ended December 31, 2000. No stock appreciation rights were granted during such year.

Name	Individual Grants(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
Dennis L. Barsema	120,000 60,000	0.9% 0.4%	$106.625 163.625	Feb. 7, 2010 July 13, 2010	$8,046,707 6,174,173	$20,391,934 15,646,567

Gaurav Garg	60,000 150,000 30,000	0.4% 1.1% 0.2%	106.625 62.938 163.625	Feb. 7, 2010 May 19, 2010 July 13, 2010	4,023,353 5,937,206 3,087,087	10,195,967 15,046,044 7,823,283

Craig M. Gentner	50,000	0.4%	62.938	May 19, 2010	1,979,069	5,015,348

Randall J. Kruep	60,000 200,000 30,000	0.4% 1.5% 0.2%	106.625 62.938 163.625	Feb. 7, 2010 May 19, 2010 July 13, 2010	4,023,353 7,916,274 3,087,087	10,195,967 20,061,393 7,823,283

Pankaj Patel	225,000	1.7%	62.938	May 19, 2010	8,905,808	22,569,067

(1)
The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. The options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Redback. The options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and for the balance of the shares in a series of 36 equal monthly installments from the first anniversary of the designated vesting date. The options vest in full the event of the optionee’s death, and vesting accelerates by 12 months in the event that the optionee’s service terminates because of disability. Under each of the options, the option shares will vest upon an acquisition of Redback by merger or asset sale, unless the acquiring company assumes the options. Certain options may accelerate even if they are assumed, as described below under “Employment Contracts and Change in Control Agreements.”

(2)	Based on an aggregate of 13,591,631 options granted in the fiscal year.
(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Redback’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth information concerning option exercises in fiscal year 2000 and option holdings as of December 31, 2000 with respect to each of the named officers. No stock appreciation rights were outstanding at the end of that year.

	# of Shares Acquired On Exercise	Value Realized	# of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Vivek Ragavan	—	—	—	—	—	—
Dennis L. Barsema	—	—	—	180,000	—	—
Gaurav Garg	—	—	—	240,000	—	—
Craig M. Gentner	120,000	$8,475,176	25,832	404,168	—	—
Randall J. Kruep	—	—	90,002	379,998	$3,622,581	$3,622,420
Pankaj Patel	—	—	—	225,000	—	—

(1)	Based on the fair market value of Redback’s common stock at December 31, 2000 ($41.00 per share) less the exercise price payable for such shares.

Employment Contracts and Change in Control Arrangements

          The compensation committee, as administrator of the 1999 Stock Incentive Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of Redback in connection with certain changes in control of Redback. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event. None of Redback’s executive officers currently have employment agreements with Redback for a specific term, and they may resign and their employment may be terminated at any time. However, some executive officers have entered into non-competition arrangements with Redback and arrangements for acceleration of vesting on change of control or if their employment is terminated other than for cause, as follows: Vivek Ragavan would have 50% vesting of unvested shares; Gaurav Garg and Randall J. Kruep would receive full vesting of their initial stock grant; Dennis P. Wolf and Richard Bibb would receive acceleration of vesting by 12 months; and Pankaj Patel would receive 12 months of additional vesting in the event of such termination prior to August 7, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of the Board of Directors of Redback serves as the representative of the Board for general oversight of Redback’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and Redback’s Standards of Business Conduct. Redback’s management has primary responsibility for preparing Redback’s financial statements and Redback’s financial reporting process. Redback’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether Redback’s financial statements are prepared in accordance with generally accepted accounting principles in the United States.

          The Audit Committee is composed of three members: Pierre R. Lamond, Promod Haque and William Kurtz. Each of the members of the Audit Committee is independent under the listing standards of the Nasdaq National Market. Each of the members of the Audit Committee is financially literate and Mr. Kurtz and Mr. Lamond have accounting or related financial management expertise.

          Audit Fees.    Fees for the fiscal year 2000 audit and the reviews of the Forms 10-Q are $235,000.

          Financial Information Systems Design and Implementation Fees.     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

          All Other Fees.    Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 are $1,266,000, which principally related to acquisitions.

          In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with Redback’s management.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).

          3.  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee has also considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

          4.  Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of Redback, and the Board has approved, that the audited financial statements be included in Redback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Pierre R. Lamond
Promod Haque
William Kurtz

STOCK PERFORMANCE GRAPH

          The graph set forth below compares the cumulative total stockholder return on Redback’s common stock between May 18, 1999 (the date Redback’s common stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) the Nasdaq Composite Index and (ii) the JP Morgan H & Q Technology Index, over the same period. This graph assumes the investment of $100 on May 18, 1999 in Redback’s common stock, the Nasdaq Composite Index and the JP Morgan H & Q Technology Index, and assumes the reinvestment of dividends, if any.

          The comparisons shown in the graph below are based upon historical data. Redback cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Redback’s common stock.

	Redback	Nasdaq Composite Index	JP Morgan H & Q Technology Index
05/18/99	100	100	100
06/31/99	149	104	107
09/30/99	257	107	115
12/31/99	422	158	188
03/31/00	713	178	213
06/30/00	852	154	191
09/30/00	780	142	188
12/31/00	195	95	122

          Redback effected its initial public offering of common stock on May 18, 1999 at a price of $5.75 per share (as adjusted to reflect its 2-for-1 forward stock splits effected in August 1999 and in April 2000). The graph above, however, commences with the closing price of $21.03 per share (as adjusted to reflect the August 1999 and April 2000 stock splits) on May 18, 1999—the date Redback’s common stock commenced public trading.

           Notwithstanding anything to the contrary set forth in any of Redback’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by Redback under those statutes, the compensation committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Redback under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Redback’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

          Redback’s Bylaws provide that Redback shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Redback has also entered into indemnification agreements with its officers and directors containing provisions that may require Redback, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

          There has not been, nor is there currently proposed, any transaction or series of similar transactions in which Redback was or is to be a party in which the amount involved exceeds $60,000 and in which any person who is a director or executive officer of Redback, had or will have a direct or indirect interest other than the following:

—
In December 1997, we loaned $104,696 to Dennis Barsema, who at the time was our President, Chief Executive Officer and a director, under a promissory note. The note accrued interest at a rate of 5.81% compounded annually and was to expire on December 3, 2000, on which date all unpaid interest and principal would be due on demand. The loan, including all interest, was paid in full in August 2000, following Mr. Barsema’s resignation as Chief Executive Officer.

—
In January 1998, we advanced $210,626 to Mr. Barsema for the purchase of 4,213,920 shares of Redback common stock pursuant to a subscription agreement dated December 1997. The note accrued interest at a rate of 5.93% compounded annually and was to expire on January 2000, on which date all unpaid interest and principal would be due. The note was full-recourse and secured by a pledge of the purchased common stock. The loan, including all interest, was paid in full in August 2000, following Mr. Barsema’s resignation as Chief Executive Officer.

—
In June 1999, Siara Systems, Inc. loaned $226,800 to Vivek Ragavan, who at that time was the President and Chief Executive Officer of Siara, for the purchase of 1,200,000 shares of Siara common stock pursuant to a subscription agreement dated June 1999, under a promissory note. The note accrued interest at a rate of 5.3% compounded semi-annually. The note, including all interest, was paid in full in July 2000.

—
In November 1999, Siara Systems, Inc. loaned $1,349,325 to William Kind, who at that time was an executive officer of Siara, for the purchase of 675,000 shares of Siara common stock pursuant to a subscription agreement dated November 1999, under a promissory note. The note accrued interest at a rate of 5.99% compounded semi-annually. The note, including interest of $20,477, was satisfied by a combination of repayment of $582,533 and the repurchase of 937,225 shares of common stock by Redback in June and July, 2000 in the amount of $787,269.

—
In the fiscal year ended December 31, 2000, we sold an aggregate of approximately $8.0 million of goods and services to Broadband Office, Inc. Vinod Khosla, a director of the Company, is a general partner of Kleiner Perkins Caufield & Byers, which owns more than 10% of the outstanding stock of Broadband Office, Inc.

          At the time of the 2000 annual meeting, the following directors were automatically granted options under the 1999 Directors’ Option Plan: Messrs. Flach, Kurtz, Lamond and Warmenhoven were granted an option to purchase 40,000 shares of Redback common stock and Messrs. Haque and Khosla were granted an option to purchase 100,000 shares of Redback common stock. The exercise price for each of these grants is $119.344 per share.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

          Stockholder proposals intended to be presented at the 2002 annual meeting must be received by Redback at its offices at 250 Holger Way, San Jose, California, 95134, Attn: Dennis P. Wolf, not later than November 28, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Redback’s proxy statement for that meeting. Pursuant to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2002 annual meeting must be received by Redback at its offices at 250 Holger Way, San Jose, California, 95134, Attn: Dennis P. Wolf, not later than February 11, 2002 in order for proxy holders to be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2002 annual meeting, even though there is no discussion of such proposal in Redback’s proxy statement for that meeting.

OTHER MATTERS

          The Board knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Vivek Ragavan
Director, Chief Executive Officer
and President

San Jose, California
April 6, 2001

APPENDIX A

REDBACK NETWORKS INC.

Audit Committee Charter

Purpose and Policy

          The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company’s shareholders with respect to the Company’s corporate accounting and reporting practices, as well as the quality and integrity of the Company’s financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the independent auditors and the Company’s senior management.

Composition and Organization

          The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq Market.

          The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Delaware General Corporation Law.

Responsibilities

          In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

          1.  To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s shareholders.

          2.  To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

          4.  To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

5. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

          6.  To discuss with the independent auditors the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

           7.  To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

8. To review with the independent auditors the interim financial statements before the Company files their Form 10-Q with the Commission.

          9.  To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

          10.  To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

          11.  To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company’s financial statements, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

          12.  To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

          13.  To review with both management and the independent auditors procedures and their execution established to prevent and uncover unlawful political contributions, bribes and unexplained and unaccounted for payments to intermediaries; to ascertain whether there are any unaccounted or off-book transactions; and to identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase products of the Company.

14. To review annually internal and external audits of employee benefit plans of the Company.

          15.  To review annually with the independent auditors their audit of Company pension plans to determine the existence of proper Company procedures that insure compliance with all relevant laws and regulations.

16. To review annually the adequacy of the Company’s insurance

17. To review annually the adequacy of protection of Company’s technology, including physical security, patent and trademark program and proprietary information.

18. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

20. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

21. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	REDBACK NETWORKS INC.	PROXY
250 HOLGER WAY, SAN JOSE, CALIFORNIA 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
REDBACK NETWORKS INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2001

The undersigned holder of common stock, par value $0.0001, of Redback Networks Inc. (the "Company") hereby appoints Vivek Ragavan and Dennis P. Wolf, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 16, 2001 at 10:00 a.m. local time, at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, California, 95035-7910, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

REDBACK NETWORKS INC.

	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.		To elect the following directors to serve for a term ending upon the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: Vivek Ragavan, Pierre R. Lamond, Gaurav Garg, Promod Haque, Vinod Khosla, William Kurtz and Daniel J. Warmenhoven

		FOR	WITHHELD	For all nominees, except for nominees written below
		☐	☐	☐

Nominee exception(s).

2.		To amend Redback's 1999 Stock Incentive Plan

		FOR	AGAINST	ABSTAIN

		☐	☐	☐

3.		To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

		FOR	AGAINST	ABSTAIN

		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature: _________________________________________________

Signature (if held jointly): ________________________________

Date: _________________________________________________, 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.